UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017 (May 3, 2017)

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

726 Bell Avenue, Suite 301, Carnegie PA		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Ampco-Pittsburgh Corporation (the “Corporation”) on May 4, 2017 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Corporation’s Annual Meeting of Shareholders held on May 3, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Corporation’s decision regarding how frequently it will conduct future advisory (non-binding) votes on executive compensation. This Amendment does not otherwise revise the Original 8-K in any way.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, in an advisory (non-binding) vote concerning the frequency of future advisory votes on executive compensation held at the Corporation’s Annual Meeting, the Corporation’s shareholders cast the highest number of votes for an annual frequency, consistent with the recommendation of the Corporation’s Board of Directors. Accordingly, in light of the voting results and other factors, the Board of Directors has determined that the Corporation will hold an annual advisory vote on executive compensation until the next advisory vote concerning the frequency of future advisory votes on executive compensation is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: August 15, 2017	By:	/s/ Maria Trainor
Maria Trainor
Vice President, General Counsel and Secretary